Exhibit 99.1

Contact:	Douglas Armer (212) 655-0220

Capital Trust Reports Second Quarter 2008 Results

NEW YORK, NY – July 29, 2008 - Capital Trust, Inc. (NYSE: CT) today reported results for the quarter ended June 30, 2008.

Highlights included:

•
Operating Results:  Reported a net loss of ($34.8) million or ($1.59) per share for the second quarter of 2008.  Operating results were significantly impacted by a $50.0 million loan loss reserve recorded against the Company’s Macklowe mezzanine loan and the reversal of $776,000 of prior period interest accruals on the loan.  Net of this activity, operating results were $16.0 million or $0.73 per share (includes 71,504 dilutive shares).

•	Portfolio Performance:

o	The Company had two non performing loans at quarter end:

•
Macklowe -- $50 million mezzanine loan (recorded as a $123 million loan on the Company’s balance sheet with an offsetting $73 million participation sold) secured by a portfolio of class A office buildings in midtown Manhattan.  Subsequent to quarter end, the Company made the decision to record a $50 million reserve against this loan based upon management’s assessment of the probability of recovery.

•
Crossings -- $12 million pari passu participation in a first mortgage loan secured by a multifamily project in southern California.  The Company has commenced the foreclosure process on the collateral, but did not record a reserve against this loan given its expectation of a full recovery of principal.

o
During the quarter, the Company’s $10 million Suncal investment, a second mortgage loan to a California-based land development company, was deemed unrecoverable and written off.  This action generated no net impact to the Company’s financial statements as the Company had previously reserved its entire economic exposure.

o	All other loans in the Company’s $2.1 billion loan portfolio were performing and the Company did not record any additional reserves.

o	The Company’s CMBS portfolio experienced one downgrade and no upgrades during the quarter.

o
Fitch Ratings affirmed ratings on all classes of liabilities issued by CT CDO I and CT CDO II.  Fitch Ratings also upgraded two classes and affirmed all other classes of liabilities issued by CT CDO III.  Subsequent to quarter end, Standard & Poors downgraded four classes of CT CDO III and affirmed all other classes.

•	Originations: Originated $203 million of new investments, including $48 million for the balance sheet and $155 million for the Company’s managed funds.

•	Capital Markets:

o	Extended $1 billion of repurchase facilities:

•
Extended $450 million of legacy Bear Stearns master repurchase agreements to October 29, 2008, making them concurrent with the existing $250 million JPMorgan master repurchase agreement.  The Company expects to complete its discussions with JP Morgan to combine and extend the facilities in the coming months.

•	Subsequent to quarter end, extended $300 million master repurchase agreement with Morgan Stanley for one year.

•	Subsequent to quarter end, extended $250 million master repurchase agreement with Citigroup for one year.

o	Terminated unused $50 million and $75 million CDO warehouse facilities with Bank of America and Morgan Stanley, respectively.

o	Activated direct stock purchase plan in June 2008, raising $10.5 million (401,577 shares at $26.15 per share).

•
Liquidity:  At quarter end, the Company had $233 million of liquidity comprised of $95 million of cash, $15 million of restricted cash and $123 million of immediately available borrowings under repurchase agreements.  In addition, the Company has $640 million of additional unused capacity under its $1.5 billion of repurchase facilities.

•	Investment Management:

o	Completed first closing of CT High Grade II, LLC with $667 million of total equity commitments.

o
Completed fourth, fifth, and sixth closings of CT Opportunities Partners I, LP increasing equity commitments to $515 million.  Subsequent to quarter end, held the seventh and final closing, bringing total equity commitments to $540 million.

•	Dividends: Paid a regular second quarter dividend of $0.80 per share.

"We are extremely disappointed with our results this quarter" said John Klopp, Capital Trust’s CEO.  “Although we will continue to work hard to successfully resolve our Macklowe investment, we made the decision to put this one behind us.  Looking beyond this loan, we feel good about the rest of our businesses and are well positioned to continue to exploit opportunities in this challenging market.”

The Company will conduct a management conference call at 10:00 a.m. Eastern Time on Wednesday, July 30, 2008 to discuss second quarter 2008 results.  Interested parties can access the call toll free by dialing 800-862-9098 or 785-424-1051 for international participants.  The conference ID is "CAPITAL." A recorded replay will be available from noon on July 30, 2008 through midnight on August 13, 2008. The replay call number is 800-839-8317 or 402-220-6070 for international callers.

Balance Sheet

Total assets were $3.1 billion at June 30, 2008.  The Company’s Interest Earning Assets are summarized below:

Gross Originations
•	Interest Earning Assets (CMBS and loans) originated during the quarter totaled $48 million and had a weighted average all-in effective rate of 10.73%.
•	Loan investments originated during the quarter totaled $47 million and had a weighted average all-in effective rate of 10.14% and a weighted average last dollar loan to value of 56%.
•	CMBS investments originated during the quarter totaled $1 million and had a weighted average all-in effective rate of 38.69% and a rating of BB+.

Interest Earning Assets
•	Interest Earning Assets totaled $3.0 billion at June 30, 2008 and had a weighted average all-in effective rate of 6.04%.
•	$862 million (29%) of the portfolio was comprised of CMBS investments with a weighted average all-in effective rate of 6.91% and a weighted average rating of BB.
•	$2.1 billion (71%) of the portfolio was comprised of loan investments with a weighted average all-in effective rate of 5.69% and a weighted average last dollar loan-to-value of 67%.

During the second quarter of 2008, the Company received repayments of Interest Earning Assets totaling $80 million, comprised of three full repayments totaling $69 million, and partial repayments of $11 million.  The Company also sold its one available-for-sale security with a face value of $7.3 million for a gain of $374,000 and sold $90 million of participation interests in a $111 million first mortgage construction loan to third parties at par, reducing unfunded commitments by $29 million and outstanding principal by $61 million.  Additionally, during the quarter the Company funded $19 million of commitments under existing loans.

During the quarter, three loans experienced performance issues: (i) a $10 million second mortgage loan against which the Company previously reserved $4 million in the fourth quarter of 2007, was deemed unrecoverable and the entire $10 million was written off (resulting in an additional $6 million charge).  Simultaneously, $6 million of financing on the asset was forgiven by the lender; (ii) a $50 million mezzanine loan (recorded as a $123 million loan on the Company’s balance sheet with an offsetting $73 million participation sold) that had matured during the first quarter and was extended in order to allow for liquidation of the collateral was reserved against.  Management made the decision to record a $50 million reserve against the $123 million asset based upon conclusions reached subsequent to quarter end with respect to probability of recovery on the loan; (iii) a $12 million pari passu participation in a first mortgage did not make its contractual interest payment during the first quarter and the Company has commenced the foreclosure process on the collateral.  The Company did not record a reserve against this loan given its expectation for a full recovery of principal.

At June 30, 2008, the Company had two Equity Investments in unconsolidated subsidiaries. These consisted of co-investments in two funds that it sponsors and manages: CT Mezzanine Partners III, Inc. (“Fund III”) and CT Opportunity Partners I, LP (“CTOPI”).

Interest Bearing Liabilities (CDOs, repurchase agreements, the senior unsecured credit facility, and junior subordinated debentures) totaled $2.2 billion at June 30, 2008, of which $1.2 billion (53%) were comprised of CDOs that provide non-recourse, non-mark-to-market, index matched financing.  The balance of the Company’s liabilities was in the form of repurchase agreements totaling $801 million (36%), borrowings under the senior unsecured credit facility totaling $100 million (5%) and junior subordinated debentures totaling $129 million (6%). At quarter end, the Company’s $2.2 billion of Interest Bearing Liabilities carried a weighted average cash coupon of 3.74% and a weighted average all-in effective rate of 3.97%.

At June 30, 2008, the Company’s GAAP shareholders’ equity was $481 million.  Based on shareholders' equity at quarter end, book value per share was $21.58.  Included in these calculations are 31,318 dilutive shares issuable upon the exercise of outstanding options as of June 30, 2008.

At June 30, 2008, fair value, as disclosed in Item 3 of the Company’s Form 10-Q, of the Company’s assets and liabilities was $174 million and $364 million less than GAAP carrying value, respectively.  Using these values, the net asset value of the Company was $671 million at quarter end, an increase of $190 million (39%) compared to GAAP book value.  On a per share basis, net asset value was $30.10 per share ($8.52 per share greater than GAAP book value per share).

At June 30, 2008, the Company had total liquidity of $233 million comprised of $95 million in unrestricted cash, $15 million in restricted cash and $123 million of immediately available liquidity from repurchase agreements. At June 30, 2008, the Company’s debt-to-equity ratio (defined as the ratio of total Interest Bearing Liabilities to book equity) was 4.6-to-1.

Investment Management

At June 30, 2008, the Company managed five private equity funds and one separate account with total assets of $1.4 billion.  All of the Company’s investment management activities are conducted through its wholly-owned, taxable, investment management subsidiary, CT Investment Management Co., LLC (“CTIMCO”).  Three of these funds, Fund III, CT Large Loan 2006, Inc., and CTX Fund I, L.P., have ended their investment periods and are liquidating in the ordinary course of business.  The other funds, CTOPI and CT High Grade Partners II, LLC (“CT High Grade II”) are investing and capitalized with $540 million and $667 million of equity commitments, respectively.  Capital Trust, Inc. has committed to invest $25 million as a limited partner in CTOPI; the Company does not have a co-investment in CT High Grade II.  The separate account, CT High Grade Mezzanine, has $350 million of third party equity commitments and its investment period ends in July 2008.

Operating Results Comparison

Income from loans and other investments

A decline in Interest Earning Assets ($100 million or 4% from June 30, 2007 to June 30, 2008), a 51% decrease in average LIBOR, the write off of $776,000 of accrued interest receivable in the second quarter of 2008 related to the Macklowe loan, and a $4.3 million interest payment in the second quarter of 2007 from the successful resolution of the Baja loan, contributed to a $19.8 million (29%) decrease in interest income between the second quarter of 2007 and the second quarter of 2008.  Lower LIBOR and lower levels of leverage resulted in a $7.4 million, or 18%, decrease in interest expense for the period.  On a net basis, net interest income decreased by $12.4 million, or 43%.

Management  fees

Base management fees from the investment management business increased $3.6 million (614%) during the second quarter of 2008 compared with the second quarter of 2007.  The increase was attributed primarily to $3.1 million of new fee revenue earned from CTOPI (inclusive of $1.0 million of non recurring/catch up fee income related to the closings during the quarter).

Incentive management  fees

The Company did not receive any incentive management fees during the second quarter of 2008 or 2007.

Other revenue

Other revenue increased by $366,000, or 135%, from the second quarter of 2007 to the second quarter of 2008 primarily from higher levels of cash invested in interest bearing accounts.

General and administrative expenses

General and administrative expenses include compensation and benefits for employees, operating expenses and professional fees.  Total general and administrative expenses decreased 21% between the second quarter of 2007 and the second quarter of 2008.  The decrease was a result of lower levels of employment costs.

Depreciation and amortization

Depreciation and amortization decreased by $38,000 or 63% between the second quarter of 2007 and the second quarter of 2008 due primarily to the capitalized costs associated with Fund III being fully amortized during the first quarter of 2008.

Gain on extinguishment of debt

$6.0 million of debt forgiveness by a creditor was recorded as a gain on extinguishment of debt.  The Company recorded no such gains for the three months ended June 30, 2007.

(Provision for) recovery of losses

During the second quarter of 2008, the Company recorded a $50.0 million provision for loss against a loan that was classified as non performing.

During the second quarter of 2008, the Company also recorded an additional $6.0 million charge on a loan that was classified as non performing at March 31, 2008.  The loan was subsequently written off during the second quarter and the $6.0 million liability collateralized by the loan was forgiven by the creditor.  The $4.0 million recovery recorded in the second quarter of 2007 related to the successful resolution of a non performing loan.

Gain on sale of investments

During the quarter, the Company sold its one CMBS investment that was designated and accounted for on an available-for-sale basis.  The security had a face value of $7.7 million and was sold for a gain of $374,000.

Income/(loss) from equity investments

Income from equity investments in the second quarter of 2008 resulted primarily from the Company’s share of operating income at Fund III and CTOPI.  The loss from equity investments in the second quarter of 2007 resulted primarily from the Company’s portion of operating losses of $325,000 at Bracor offset by $106,000 of income from Fund III.  The Company sold its investment in Bracor during the fourth quarter of 2007.

Income taxes

The Company did not pay any taxes at the REIT level in either the second quarter of 2007 or 2008.  However, CTIMCO is a taxable REIT subsidiary and subject to taxes on its earnings.  In the second quarter of 2008, CTIMCO recorded operating income before income taxes of $1.1 million, which when combined with GAAP to tax differences and changes in valuation allowance, resulted in a provision for income taxes of $98,000.  In the second quarter of 2007, CTIMCO recorded an operating loss before income taxes of $1.5 million, resulting in an income tax benefit which was fully reserved.

Net income

Net income decreased by $60.2 million from the second quarter of 2007 to the second quarter of 2008.  The decrease in net income was primarily attributed to the $60 million increase in provision for losses and a $12.4 million decrease in net interest income, partially offset by a $3.6 million increase in management fees and a $6.0 million gain on the forgiveness of debt.  On a diluted per share basis, net (loss) income was ($1.59) and $1.43 in the second quarter of 2008 and 2007, respectively.

Dividends

The Company’s dividend for the second quarter of 2008 was $0.80 per share, unchanged from the second quarter of 2007.

Non-GAAP Financial Measures

In presenting net asset value data, the Company has used non GAAP financial measures as defined by SEC Regulation G. In particular, the net asset value data presented reflects fair value adjustments to assets and liabilities which provide important information as to the Company’s book value as currently fair valued in the market. The net asset value data is a non GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies. A reconciliation of the non GAAP financial measures and the comparable GAAP financial measures are provided wherever these non GAAP financial measures are mentioned.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to future financial results and business prospects.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company’s portfolio assets, as well as other risks indicated from time to time in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

About Capital Trust

Capital Trust, Inc. is a real estate finance and investment management company that specializes in credit sensitive structured financial products.  To date, the Company’s investment programs have focused primarily on loans and securities backed by commercial real estate assets, and the Company has executed its business both as a balance sheet investor and as an investment manager.  Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol “CT.”  The Company is headquartered in New York City.

Capital Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2008 and December 31, 2007
(in thousands, except per share data)

	June 30,	December 31,
Assets	2008	2007
	(unaudited)	(audited)

Cash and cash equivalents	$95,262	$25,829
Restricted cash	14,645	5,696
Commercial mortgage backed securities	861,792	876,864
Loans receivable, net	2,126,965	2,257,563
Equity investment in unconsolidated subsidiaries	974	977
Deposits and other receivables	4,488	3,927
Accrued interest receivable	12,241	15,091
Interest rate hedge assets	81	—
Deferred income taxes	4,160	3,659
Prepaid and other assets	18,607	21,876
Total assets	$3,139,215	$3,211,482

Liabilities & Shareholders' Equity

Liabilities:
Accounts payable and accrued expenses	$30,092	$65,682
Repurchase obligations	800,742	911,857
Collateralized debt obligations	1,170,573	1,192,299
Senior unsecured credit facility	100,000	75,000
Junior subordinated debentures	128,875	128,875
Participations sold	410,109	408,351
Interest rate hedge liabilities	17,002	18,686
Deferred origination fees and other revenue	1,128	2,495
Total liabilities	2,658,521	2,803,245

Shareholders' equity:
Class A common stock $0.01 par value 100,000 shares authorized, 21,722 and 17,166 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively ("class A common stock")	217	172
Restricted class A common stock $0.01 par value, 385 and 424 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively ("restricted class A common stock" and together with class A common stock, "common stock")	4	4
Additional paid-in capital	553,622	426,113
Accumulated other comprehensive loss	(8,695)	(8,684)
Accumulated deficit	(64,454)	(9,368)
Total shareholders' equity	480,694	408,237

Total liabilities and shareholders' equity	$3,139,215	$3,211,482

Capital Trust, Inc. and Subsidiaries
Consolidated Statements of Income
Three and Six Months Ended June 30, 2008 and 2007
(in thousands, except share and per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Income from loans and other investments:
Interest and related income	$49,030	$68,797	$105,585	$126,247
Less: Interest and related expenses	32,799	40,192	70,743	76,293
Income from loans and other investments, net	16,231	28,605	34,842	49,954

Other revenues:
Management fees	4,154	582	6,350	1,331
Incentive management fees	—	—	—	962
Servicing fees	44	45	222	112
Other interest income	638	272	825	582
Total other revenues	4,836	899	7,397	2,987

Other expenses:
General and administrative	6,208	7,832	13,108	14,644
Depreciation and amortization	22	60	127	1,388
Total other expenses	6,230	7,892	13,235	16,032

Gain on extinguishment of debt	6,000	—	6,000	—
(Provision for)/recovery of losses on loan impairment	(56,000)	4,000	(56,000)	4,000
Gain on sale of investments	374	—	374	—
Income/(loss) from equity investments	69	(230)	76	(933)
(Loss) Income before income taxes	(34,720)	25,382	(20,546)	39,976
Income tax provision (benefit)	98	—	(501)	(254)
Net (loss) income	$(34,818)	$25,382	$(20,045)	$40,230

Per share information:
Net (loss) earnings per share of common stock:
Basic	$(1.59)	$1.45	$(1.01)	$2.29
Diluted	$(1.59)	$1.43	$(1.01)	$2.27

Weighted average shares of common stock outstanding:
Basic	21,915,175	17,558,493	19,928,912	17,536,245
Diluted	21,915,175	17,728,180	19,928,912	17,715,810

Dividends declared per share of common stock	$0.80	$0.80	$1.60	$1.60